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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS CONSENT

   We consent to the incorporation by reference in the Proxy Statement-Prospectus of MovieFone, Inc. and America Online, Inc. which is part of the Registration Statement on Form S-4 of America Online, Inc., of our report dated March 23, 1999, appearing in the Annual Report on Form 10-K of MovieFone, Inc., for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Proxy Statement-Prospectus, which is part of this Registration Statement.

                                             Deloitte & Touche LLP

Parsippany, NJ
April 20, 1999